Exhibit 10.3

AMENDMENT NO. 6 TO THE MANAGEMENT AGREEMENT

This AMENDMENT NO. 6 TO THE MANAGEMENT AGREEMENT (the “Amendment”), dated as of May 4, 2015, is made by and between Navios Maritime Partners L.P., a Marshall Islands limited partnership (“NMLP”) and Navios ShipManagement Inc., a Marshall Islands corporation (“NSM”, and together with NMLP, the “Parties”) and amends the Management Agreement (the “Management Agreement”) entered into among the Parties on November 16, 2007 and the Amendments to the Management Agreement entered into among the Parties on October 27, 2009, October 21, 2011, October 30, 2013, August 29, 2014 and February 10, 2015 (together, with the Management Agreement, the “Agreement”). Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given them in the Agreement.

W I T N E S S E T H:

WHEREAS, the Parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. The following para shall be added in “Schedule “B”, Fees and Costs and Expenses:

The Parties have agreed that NMLP may, upon request, reimburse NSM, its affiliates and/or subsidiaries, partially or fully, at NMLP’s sole discretion, in cash, cash equivalents or other financial instruments for any of the items referred to in Schedule C(2) and (11).

2. The following para shall be added in “Schedule “C”, Extraordinary fees and Costs:

(11) NMLP shall pay for any hire expense adjustment incurred in connection with any time charter of the Vessels to Navios Maritime Holdings Inc., its affiliates and/or subsidiaries, including but not limited to any off-hire adjustment, Owners’ items to be deducted from hire etc, in accordance with the terms of the relevant time charter.

3. Full Force and Effect. Except as modified by this Amendment, all other terms and conditions in the Agreement shall remain in full force and effect.

4. Effect. Unless the context otherwise requires, the Agreement, as amended, and this Amendment shall be read together and shall have effect as if the provisions of the Agreement, as amended, and this Amendment were contained in one agreement. After the effective date of this Amendment, all references in the Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Agreement shall mean the Agreement, as amended, as further modified by this Amendment.

5. Counterparts. This Amendment may be executed in separate counterparts, all of which taken together shall constitute a single instrument.

[Remainder of page intentionally left blank. Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

NAVIOS MARITIME PARTNERS L.P.

/s/ Efstratios Desypris
By: Efstratios Desypris
Title: Chief Financial Officer

NAVIOS SHIPMANAGEMENT INC.

/s/ George Achniotis
By: George Achniotis
Title: President/Director

[Signature Page – Amendment No. 6 to Management Agreement]